Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On April 27, 2025, Sabre Corporation (“Sabre”, the “Company”, “our” or “we”) entered into a definitive purchase agreement with TPG (the “Buyer”) pursuant to which the Buyer has agreed to purchase our Hospitality Solutions business (the “Transaction”). The Hospitality Solutions sale is expected to close by the end of the third quarter of 2025, subject to customary closing conditions and regulatory approvals. Following closing of the Transaction, we expect to use the net proceeds (net of estimated taxes, fees and customary closing working capital adjustments) to repay a portion of our outstanding indebtedness.

We will report the results of the Hospitality Solutions segment as a discontinued operation for the current and historical periods in our consolidated financial statements beginning in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.

The following unaudited pro forma consolidated financial information is presented to provide an understanding of our historical financial results of operations and financial position as adjusted to reflect the disposition of Hospitality Solutions. These unaudited pro forma consolidated financial statements are presented for informational purposes only and are not intended to represent what our actual results of operations or financial condition would have been had the Transaction occurred on the indicated dates, nor are they necessarily indicative of our future results of operations or financial position. Further, the unaudited pro forma consolidated financial statements do not reflect all actions that we may undertake following the closing of the Transaction.

The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2025, reflects our financial position as if the Transaction had occurred on March 31, 2025. The adjustments in the “Transaction Accounting Adjustments” column in the Unaudited Pro Forma Consolidated Balance Sheet give effect to the Transaction as if it had occurred as of March 31, 2025. The Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2025 and for each of the years ended December 31, 2024, December 31, 2023 and December 31, 2022 give effect to the Transaction as if it had occurred or become effective on January 1, 2022, the beginning of the earliest period presented, in that they reflect the reclassification of the Hospitality Solutions segment as discontinued operations for all periods presented. The adjustments in the “Transaction Accounting Adjustments” column in the Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 give effect to the Transaction as if it had occurred on January 1, 2024.

The unaudited pro forma consolidated financial information has been derived from, and should be read in conjunction with, our audited historical financial statements included in the Quarterly Report on Form 10-Q for the three months ended March 31, 2025 and Annual Reports on Form 10-K for the three years ended December 31, 2024.

The Unaudited Pro Forma Consolidated Financial Statements and the Transaction Accounting Adjustments are based on currently available information, estimates and assumptions that we believe are reasonable to reflect the impact of the Transaction on our historical financial information based on information available at this time. The adjustments included within “Discontinued Operations” column of the Unaudited Pro forma Condensed Financial Statements are preliminary estimates on a discontinued operations basis and could change as we finalize discontinued operations accounting to be reported in our annual report on Form 10-K for the year ended December 31, 2025. In addition, the Unaudited Pro Forma Consolidated Financial Statements do not reflect the realization of any expected cost savings, synergies or dis-synergies as a result of the Transaction. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. These Unaudited Pro Forma Consolidated Financial Statements have been prepared to comply with the requirements of Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

Sabre Corporation

Unaudited Pro Forma Consolidated Balance Sheet

(In thousands)

	As of March 31, 2025
	Historical (as reported)	Less: Discontinued Operations Adjustments (note a)		Add: Transaction Accounting Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$651,144	$14,379		$227,628	c	$864,393
Restricted cash	21,024	—		—		21,024
Accounts receivable, net	397,078	57,276		—		339,802
Prepaid expenses and other current assets	154,765	2,848		—		151,917

Total current assets	1,224,011	74,503		227,628		1,377,136
Property and equipment, net of accumulated depreciation	251,089	14,658		—		236,431
Equity method investments	22,545	—		—		22,545
Goodwill	2,550,407	169,371		—		2,381,036
Acquired customer relationships, net of accumulated amortization	186,905	13,599		—		173,306
Other intangible assets, net of accumulated amortization	142,518	7,940		—		134,578
Deferred income taxes	6,139	945		—		5,194
Other assets, net	294,711	28,601		—		266,110

Total assets	$4,678,325	$309,617		$227,628		$4,596,336

Liabilities and stockholders’ deficit
Current liabilities
Accounts Payable	$258,831	$19,765		$—		$239,066
Accrued compensation and related benefits	62,225	4,104		—		58,121
Accrued subscriber incentives	277,902	—		—		277,902
Deferred revenues	72,369	17,417		—		54,952
Other accrued liabilities	212,922	8,743		77,000	d	281,179
Current portion of debt	232,907	—		—		232,907

Total current Liabilities	1,117,156	50,029		77,000		1,144,127
Deferred income taxes	22,069	2,016		—		20,053
Other noncurrent liabilities	200,954	8,677		—		192,277
Long-term debt	4,884,699	—		(809,042)	c	4,075,657
Commitments and contingencies
Redeemable noncontrolling interests	12,465	—		—		12,465
Stockholders’ deficit
Common Stock: $0.01 par value; 1,000,000 authorized shares; 417,219 shares issued and 387,662 shares outstanding at March 31, 2025	4,172	—		—		4,172
Additional paid-in capital	3,318,127	—		—		3,318,127
Treasury Stock, at cost, 29,557 shares at March 31, 2025	(529,233)	—		—		(529,233)
Accumulated deficit	(4,291,817)	244,148	e	959,670	c, e	(3,576,295)
Accumulated other comprehensive loss	(75,318)	4,748	b, e	—		(80,066)
Noncontrolling interest	15,051	—		—		15,051

Total stockholders’ deficit	(1,559,018)	248,895		959,670		(848,244)

Total Liabilities and stockholders’ deficit	$4,678,325	$309,617		$227,628		$4,596,336

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

Sabre Corporation

Unaudited Pro Forma Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended March 31, 2025
	Sabre Consolidated Historical	Discontinued Operations Adjustments (note a)		Transaction Accounting Adjustments		Sabre Consolidated Pro Forma
Revenues	$776,617	$74,491		$—		$702,126
Cost of revenue, excluding technology costs	333,710	28,239		—		305,471
Technology costs	196,227	20,920		—		175,307
Selling, general and administrative	143,282	12,216		—		131,066

Operating income	103,398	13,116		—		90,282
Other expense
Interest expense, net	(129,353)	—		18,560	f	(110,793)
Equity method income (loss)	665	—		—		665
Other, net	3,776	(1,058)		—	h	4,834

Total other expense, net	(124,912)	(1,058)		18,560		(105,294)
Loss from continuing operations before income taxes	(21,514)	12,058		18,560		(15,012)
Benefit for income taxes	(57,062)	(473)	i	(974)	i	(57,563)

Income from continuing operations	35,548	12,531		19,534		42,551

Net income	35,548	12,531		19,534		42,551
Net income attributable to noncontrolling interest	213	—		—		213

Net income attributable to common shareholders	$35,335	$12,531		$19,534		$42,338

Basic net income per share attributable to common stockholders:
Net income per common share	$0.09					$0.11
Diluted net income per share attributable to common stockholders:
Net income per common share	$0.09					$0.10
Weighted-average common shares outstanding:
Basic	386,271					386,271
Diluted	455,260					455,260

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

Sabre Corporation

Unaudited Pro Forma Consolidated Statements of Operations

(In thousands, except per share amounts)

	Year Ended December 31, 2024
	Sabre Consolidated Historical	Discontinued Operations Adjustments (note a)		Transaction Accounting Adjustments		Sabre Consolidated Pro Forma
Revenues	$3,029,565	$284,721		$—		$2,744,844
Cost of revenue, excluding technology costs	1,254,739	108,464		—		1,146,275
Technology costs	865,998	85,249		—		780,749
Selling, general and administrative	622,670	46,698		—		575,972

Operating income	286,158	44,310		—		241,848
Other expense
Interest expense, net	(509,643)	—		83,325	f	(426,318)
Loss on extinguishment of debt	(37,994)	—		(18,912)	g	(56,906)
Equity method income (loss)	2,606	—		—		2,606
Other, net	(21,587)	936		—	h	(22,523)

Total other expense, net	(566,618)	936		64,413		(503,141)
Loss from continuing operations before income taxes	(280,460)	45,246		64,413		(261,293)
Benefit for income taxes	(1,777)	(1,914)	i	(736)	i	(599)

Loss from continuing operations	(278,683)	47,160		65,149		(260,694)

Net loss	(278,683)	47,160		65,149		(260,694)
Net income attributable to noncontrolling interest	76	—		—		76

Net loss attributable to common shareholders	$(278,759)	$47,160		$65,149		$(260,770)

Basic net loss per share attributable to common stockholders:
Net loss per common share	$(0.73)					$(0.68)
Diluted net loss per share attributable to common stockholders:
Net loss per common share	$(0.73)					$(0.68)
Weighted-average common shares outstanding:
Basic	383,733					383,733
Diluted	383,733					383,733

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

Sabre Corporation

Unaudited Pro Forma Consolidated Statements of Operations

(In thousands, except per share amounts)

	Year Ended December 31, 2023
	Sabre Consolidated Historical	Discontinued Operations Adjustments (note a)		Sabre Consolidated Pro Forma
Revenues	$2,907,738	$265,661		$2,642,077
Cost of revenue, excluding technology costs	1,189,606	113,365		1,076,241
Technology costs	1,036,596	85,871		950,725
Selling, general and administrative	634,393	51,506		582,887

Operating income	47,143	14,919		32,224
Other expense
Interest expense, net	(447,878)	—		(447,878)
Loss on extinguishment of debt	(108,577)	—		(108,577)
Equity method income (loss)	2,042	—		2,042
Other, net	13,751	(826)		14,577

Total other expense, net	(540,662)	(826)		(539,836)
Loss from continuing operations before income taxes	(493,519)	14,093		(507,612)
Provision for income taxes	34,729	145	i	34,584

Loss from continuing operations	(528,248)	13,948		(542,196)
Income from discontinued operations, net of tax	308	—		308

Net loss	(527,940)	13,948		(541,888)
Net loss attributable to noncontrolling interest	(332)	—		(332)

Net loss attributable to Sabre Corporation	(527,608)	13,948		(541,556)
Preferred stock dividends	14,257	—		14,257

Net loss attributable to common shareholders	$(541,865)	$13,948		$(555,813)

Basic net loss per share attributable to common stockholders:
Net loss per common share	$(1.56)			$(1.60)
Diluted net loss per share attributable to common stockholders:
Net loss per common share	$(1.56)			$(1.60)
Weighted-average common shares outstanding:
Basic	346,567			346,567
Diluted	346,567			346,567

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

Sabre Corporation

Unaudited Pro Forma Consolidated Statements of Operations

(In thousands, except per share amounts)

	Year Ended December 31, 2022
	Sabre Consolidated Historical	Discontinued Operations Adjustments (note a)		Sabre Consolidated Pro Forma
Revenues	$2,537,015	$225,740		$2,311,275
Cost of revenue, excluding technology costs	1,040,819	101,803		939,016
Technology costs	1,096,097	93,994		1,002,103
Selling, general and administrative	661,159	51,470		609,689

Operating loss	(261,060)	(21,527)		(239,533)
Other expense
Interest expense, net	(295,231)	—		(295,231)
Loss on extinguishment of debt	(4,473)	—		(4,473)
Equity method income (loss)	686	—		686
Other, net	136,645	725		135,920

Total other expense, net	(162,373)	725		(163,098)
Loss from continuing operations before income taxes	(423,433)	(20,801)		(402,631)
Provision for income taxes	8,666	(6,988)	i	15,654

Loss from continuing operations	(432,099)	(13,813)		(418,285)
Loss from discontinued operations, net of tax	(679)	—		(679)

Net loss	(432,778)	(13,813)		(418,964)
Net income attributable to noncontrolling interest	2,670	—		2,670

Net loss attributable to Sabre Corporation	(435,448)	(13,813)		(421,634)
Preferred stock dividends	21,385	—		21,385

Net loss attributable to common shareholders	$(456,833)	$(13,813)		$(443,019)

Basic net loss per share attributable to common stockholders:
Net loss per common share	$(1.40)			$(1.36)
Diluted net loss per share attributable to common stockholders:
Net loss per common share	$(1.40)			$(1.36)
Weighted-average common shares outstanding:
Basic	326,742			326,742
Diluted	326,742			326,742

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements

The Unaudited Pro forma Consolidated Balance Sheet and Unaudited Pro forma Consolidated Statements of Operations include the following adjustments:

Hospitality Solutions Discontinued Operations Adjustments:

(a)

Represents the discontinued operations of Hospitality Solutions business including associated assets, liabilities, results of operations, eliminations and non-recurring costs associated with the Transaction, which will be accounted for as a discontinued operation within our Quarterly Report on Form 10-Q for the six months ended June 30, 2025.

(b)	Represents the release of accumulated other comprehensive income for historical foreign currency translation associated with Hospitality Solutions.

Transaction Accounting Adjustments

(c)

Represents the estimated closing consideration to be received from Buyer upon close of the sale of approximately $1,084 million in connection with the Transaction as consideration for the Hospitality Business, utilized for:

i.

Repayment of outstanding long-term indebtedness of $823 million. The adjustment of $809 million to long-term debt is net of $14 million related to unamortized deferred financing fees as of March 31, 2025; and

ii.	Payment of estimated transaction expenses due at the time of close of $33 million.

No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the purchase agreement.

(d)

The transaction is structured as a stock sale for income tax purposes. The gain on the sale will result in an estimated $77 million of income tax expense, which has been classified as a current liability.

(e)	Represents the estimated gain on the sale of Hospitality Solutions had the Transaction closed on March 31, 2025. This amount is subject to finalization.

The estimated pre-tax gain of $802 million is calculated as follows:

Estimated closing consideration	$1,084 million
Less: historical net carrying value of Hospitality Solutions	249 million
Less: estimated transaction costs	33 million

Pre-tax gain on sale	$802 million

Stockholders’ equity is inclusive of the estimated tax impact of the Transaction described in (d) above and the impact of the write-off of unamortized deferred financing fees as described in (c) above, which is not included in the pre-tax gain calculation herein.

(f)

Reflects the estimated reduced interest expense as a result of the payments made with the estimated cash proceeds received in connection with the Transaction to reduce outstanding indebtedness. This amount is based on the historical interest expense associated with the borrowings to be repaid in connection with the Transaction.

(g)	Reflects a loss on extinguishment of debt related to the write-off of unamortized deferred financing fees, as a result of the debt repayments.

(h)

In connection with the Transaction, we expect to enter into a Transition Services Agreement (the “TSA”), pursuant to which we will provide certain transitional services and support to the Buyer for a transitional period of up to 18 months after the closing of the sale. Details of the TSA are still being negotiated and the income related to the TSA cannot be reasonably estimated, thus the income for providing transitional services is not presented in the Unaudited Pro Forma Consolidated Statements of Operations.

(i)	Reflects the tax effects of the Transaction to pre-tax book income at the applicable statutory income tax rates in the respective jurisdictions.